As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAPPI LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa (State or other jurisdiction of incorporation or organization)	NONE (I.R.S. Employer Identification No.)
48 Ameshoff Street
Braamfontein,
Johannesburg 2001
Republic of South Africa
(Address of Principal Executive Offices) (Zip Code)

The Sappi Limited Performance Share Incentive Plan
(Full title of the plan)

Sarah Manchester, Esq.
Sappi Fine Paper North America
225 Franklin Street
Boston, Massachusetts 02110
(Name and address of agent for service)
(617) 423-7300
(Telephone number, including area code, of agent for service)

Copies to:
Paul Michalski, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (1)
Ordinary Shares	5,000,000	$11.67	$58,326,771.65	$6240.97

(1)  Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee for the ordinary shares registered hereunder is based upon the average of the high and low prices of Sappi Limited's ordinary shares reported on the Johannesburg Stock Exchange on December 19, 2005 of R74.075 per ordinary share translated into US dollars at the noon buying rate in New York City for cable transfers in Rand as certified for customs purposes by the Federal Reserve Bank of New York on December 19, 2005 of R6.35 per US$1.00.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.
Not required to be filed with the Commission.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 with the United States Securities and Exchange Commission on December 15, 2004 (File No. 333-121300) and relating to the Sappi Limited 2004 Performance Share Incentive Plan is effective (the “Original Registration Statement”). In accordance with General Instruction E to Form S-8, Sappi Limited hereby incorporates by reference the contents of Sappi Limited’s Original Registration Statement to the extent not replaced herein.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	The Sappi Limited Performance Share Incentive Plan.
5	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1	Consent of Werksmans Inc. (included in Exhibit 5).
23.2	Consent of Deloitte & Touche.
24	Powers of Attorney (included on the signature pages hereof).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on December 15, 2005.

SAPPI LIMITED
By
/s/ Donald Gert Wilson
Name: Donald Gert Wilson Title: Executive Director - Finance
Date: December 15, 2005

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers and the authorized representative in the United States of the registrant hereby severally constitutes and appoints Donald Gert Wilson and John Leonard Job, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution and resubstitution, to sign any or all amendments to this Registration Statement (including post-effective amendments), and any or all amendments to such Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Leslie	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2005
Jonathan Leslie

/s/ Donald Gert Wilson	Executive Director - Finance and Director (Principal Financial Officer and Principal Accounting Officer)	December 13, 2005
Donald Gert Wilson

/s/ Eugene van As	Chairman of the Board of Directors	December 14, 2005
Eugene van As

/s/ David Charles Brink	Director	December 15, 2005
David Charles Brink

	Director	______________, 2005
Meyer Feldberg

/s/ James Edward Healy	Director	December 15, 2005
James Edward Healy

/s/ John Leonard Job	Director	December 15, 2005
John Leonard Job

/s/ Klaas de Kluis	Director	December 15, 2005
Klaas de Kluis

	Director	______________, 2005
Deenadayalen Konar

/s/ Helmut Mamsch	Director	December 15, 2005
Helmut Mamsch

	Director	______________, 2005
Wolfgang Pfarl

	Director	______________, 2005
Bridgette Radebe

/s/ Franklin Abraham Sonn	Director	December 15, 2005
Franklin Abraham Sonn

/s/ Sarah Manchester	Authorized Representative in the United States	December 14, 2005
Sarah Manchester

EXHIBIT INDEX

Exhibit Number	Description
4.1	The Sappi Limited Performance Share Incentive Plan.
5	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1	Consent of Werksmans Inc. (included in Exhibit 5).
23.2	Consent of Deloitte & Touche.
24	Powers of Attorney (included on the signature pages hereof).

Exhibit 4.1

THE SAPPI LIMITED PERFORMANCE SHARE INCENTIVE PLAN

TABLE OF CONTENTS

PART 1 -	INTRODUCTION	1
1	DEFINITIONS AND INTERPRETATION	1
2	PURPOSE	6
PART 2 -	THE TRUST	6
3	CONSTITUTION OF TRUST	6
4	TRUSTEES	6
5	POWERS OF TRUSTEES	8
6	SECURITY	9
7	REMUNERATION OF TRUSTEES	9
8	DUTIES OF TRUSTEES	9
9	INDEMNITY AND LEGAL PROCEEDINGS	10
10	ACQUISITION OF SHARES BY THE TRUSTEES	10
11	FUNDING OF THE TRUST	10
12	MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS	11
PART 3 -	THE PERFORMANCE SHARE PLAN	12
13	CONDITIONAL CONTRACTS	12
14	PERFORMANCE SHARES	13
15	RESTRICTION	14
16	SHARE CERTIFICATES PURSUANT TO A CONDITIONAL CONTRACT	14

PART 4 -	GENERAL	14
17	TERMINATION OF EMPLOYMENT	14
18	LISTING, TAX, LEGAL REQUIREMENTS AND CASH ALTERNATIVE	16
19	ADJUSTMENTS	17
20	SALE AND ASSIGNMENT	18
21	AMENDMENT OF THE PLAN	18
22	ADMINISTRATION	19
23	ANNUAL ACCOUNTS	19
24	STRATE	19
25	DISPUTES	20
26	PROFITS AND LOSSES AND TERMINATION OF THE PLAN	22
27	DOMICILIUM AND NOTICES	22
28	AMERICAN DEPOSITORY SHARES	23
29	COMPLIANCE	24

ii

THE SAPPI LIMITED PERFORMANCE SHARE INCENTIVE PLAN

PART 1 - INTRODUCTION
1	DEFINITIONS AND INTERPRETATION
1.1
In this Deed, unless expressly stipulated to the contrary or unless the context clearly indicates a contrary intention, the following words and expressions shall bear the following meanings (and cognate words and expressions shall bear corresponding meanings) -

1.1.1	“Act” - the RSA Companies Act 61 of 1973;
1.1.2
“ADSs” - American Depository Shares each of which represent one Share or the right to receive one Share. It is recorded that American Depository Shares are evidenced by American Depository Receipts (“ADRs”) issued by the Bank of New York (“the Depository”) in terms of the provisions of the Amended and Restated Deposit Agreement, dated 23 October 1993 and amended and restated as of 26 October 1999, between the Company, the Depository and all owners from time to time of ADRs, as the same may be amended, modified or restated from time to time;

1.1.3	“Allocation Date” - the date on which the Board resolves to award a Conditional Contract to an Eligible Employee;
1.1.4	“Applicable Laws” - all and any -
1.1.4.1	statutes, subordinate legislation and common law;
1.1.4.2	regulations;
1.1.4.3	ordinances and by-laws;
1.1.4.4	directives, codes of practice, circulars, guidance notices, judgements and decisions of any competent authority, compliance with which is mandatory in relation to the participation in this Plan by any Eligible Employee and/or any Group Company;
1.1.5	“Arbitration Act” - the RSA Arbitration Act 42 of 1965;
1.1.6	“Board” - the board of directors of the Company acting either itself or through any committee of its members appointed by it from time to time which is charged with the administration of the Plan;
1.1.7	“Change of Control” - means -

1.1.7.1	all circumstances where a party (or parties acting in concert), directly or indirectly, obtains -
1.1.7.1.1	de facto control of the Company; or
1.1.7.1.2	beneficial ownership of the specified percentage or more of the Company’s issued Shares; or
1.1.7.1.3	control of the specified percentage or more of the voting rights at meetings of the Company; or
1.1.7.1.4	the right to control the management of the Company or the composition of the Board; or
1.1.7.1.5	the right to appoint or remove directors holding a majority of voting rights at Board meetings; or
1.1.7.2
the approval by the Company’s shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company’s assets or undertaking.

For the purposes of this 1.1.7 the expression “specified percentage” shall bear the meaning assigned to it from time to time in the Code read with the Act, presently being 35%;
1.1.8	“Code” - the Securities Regulation Code and Rules of the Securities Regulation Panel, promulgated under section 440C of the Act;
1.1.9	“Company” - Sappi Limited (registration number 1936/008963/06), a company incorporated in accordance with the laws of the RSA;
1.1.10	“Conditional Award” - an award of a Conditional Contract made to an Eligible Employee pursuant to 13.1 and 13.2;
1.1.11	“Conditional Contract” - a contract between the Company and a Participant which comes into existence as a result of the acceptance by an Eligible Applicant of a Conditional Award;
1.1.12	“Date of Termination of Employment” - the earlier of the date on which -
1.1.12.1	the contract of employment (whether oral or written) of a Participant with a Group Member is terminated; or

1.1.12.2	the Participant leaves the service of a Group Member;

provided that where the employment of a Participant is terminated (irrespective of the reason therefor) and that Participant is serving out a notice period, then the Date of Termination of Employment shall be deemed to be the date on which such notice period commences;

1.1.13	“Deed” - this Deed, as amended from time to time;
1.1.14	“Eligible Employee” - an officer or other employee of a Group Member (including any director holding salaried employment or office);
1.1.15	“Existing Plan” - the Sappi Limited Share Incentive Scheme adopted by the Company on 5 March 1997, as amended from time to time;
1.1.16
“Fair Market Value” - in relation to a Share on any particular day, shall be the closing price at which Shares are traded on the JSE on the trading day immediately preceding such date; provided that if such trading day falls between the date on which the Company declared a dividend on its Shares and the last day for registration to participate in such dividend, the closing price shall be reduced by an amount equal to the amount of such dividend;

1.1.17	“Group” - the Company and any other company, body corporate or other undertaking which is or would be deemed to be, a subsidiary of the Company in terms of the Act;
1.1.18	“Group Member” - means any company, body corporate or other undertaking which forms part of the Group;
1.1.19	“JSE” - the JSE Securities Exchange South Africa;
1.1.20
“Lawful Dismissal for Operational Reasons” - the dismissal of a Participant for Operational Reasons as contemplated in the LRA (more commonly referred to as retrenchment) or, insofar as a Participant’s employment by any Group Member is not regulated by the LRA, the dismissal of such Participant for analogous reasons;

1.1.21	“LRA” - the RSA Labour Relations Act 66 of 1995;
1.1.22	“Participant” - an Eligible Employee who has accepted a Conditional Award in terms of 13.3;

1.1.23
“Performance Criteria” - the Performance Criteria from time to time determined by the Human Resources Committee or Compensation Committee of the Board. It is recorded that the Performance Criteria shall benchmark the net return to shareholders of the Company against an appropriate “peer group” of companies from time to time;

1.1.24	“Performance Shares” - shall have the meaning ascribed thereto in 14.2;
1.1.25	“Plan” - The Sappi Limited Performance Share Incentive Plan, the terms of which are embodied in this Deed;
1.1.26	“Provisional Shares” - the maximum number of Shares provisionally awarded to a Participant in terms of a Conditional Contract, as contemplated in 13.1.3;
1.1.27	“RSA” - the Republic of South Africa;
1.1.28	“Secretary” - the secretary for the time being of the Company;
1.1.29	“Shares” - ordinary shares with a par value of ZAR1 in the Company;
1.1.30	“Tax Act” - the RSA Income Tax Act 58 of 1962;
1.1.31
“Taxes” - all present and future taxes and other charges of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income taxes (whether based on or measured by income/revenue or profit of any nature or kind or otherwise and whether levied under the Tax Act or otherwise), capital gains taxes, value-added taxes, stamp duties, uncertificated securities taxes and all charges in the nature of taxation, and all interest, penalties, fines and other payments on, or in respect thereof;

1.1.32	“Trust” - The Sappi Limited Performance Share Incentive Trust, constituted in terms of 3;
1.1.33	“Trust Act” - the RSA Trust Property Control Act 57 of 1988;
1.1.34	“Trustees” - the persons who are, from time to time, the Trustees of the Trust, initially being those persons referred to in 4.2.
1.2	In this Deed -
1.2.1	clause headings are used for convenience only and shall be ignored in its interpretation;

1.2.2	unless the context clearly indicates a contrary intention, an expression which denotes -
1.2.2.1	any gender includes the other genders;
1.2.2.2	a natural person includes an artificial person (whether corporate or unincorporate) and vice versa;
1.2.2.3	the singular includes the plural and vice versa;
1.2.3	unless the context clearly indicates a contrary intention, words and expressions defined in the Act shall bear the meanings therein assigned to them;
1.2.4	any reference to any statute shall be to that statute, as amended from time to time and to any statutory substitution of that statute;
1.2.5	a Participant who ceases to be employed by a Group Member on the basis that he is -
1.2.5.1	immediately thereafter employed by another Group Member;
1.2.5.2	thereafter re-employed by such Group Member pursuant to it being determined that his employment was on a basis which was not lawful in terms of the LRA;
shall be deemed not to have terminated his employment for the purposes of this Plan and his rights shall be deemed to be unaffected;
1.2.6
a Participant who is a director of any Group Member who retires and/or resigns on the basis that he is immediately re-elected in accordance with the articles of association or other constitutional documents of that Group Member shall be deemed not to have terminated his employment with that Group Member.

1.3
If any provision in 1.1 is a substantive provision conferring any right or imposing any obligation on anyone, effect shall be given to it as if it were a substantive provision in the body of this Deed.

1.4
Save for the purpose of determining whether or not a Change of Control has occurred in accordance with 1.1.7, any term which refers to a RSA legal concept or process shall be deemed to include a reference to the equivalent or analogous concept or process in any other jurisdiction in which this Deed may apply or to the laws of which a party may be or become subject; furthermore, references to the following statutes and/or provisions therein, namely the Act, the LRA, the Tax Act and the Trust

Act, shall be deemed to be references to analogous legislation and/or provisions therein in any other jurisdiction in which this Deed may apply.
1.5
The use of the word “including” or “includes” or “include” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s.

2	PURPOSE

The purpose of the Plan is to provide Eligible Employees with the opportunity to acquire an interest in the equity of the Company, thereby providing them with a further incentive to advance the Group’s interests and promoting an alignment of interests between them and the shareholders of the Company.

PART 2 - THE TRUST
3	CONSTITUTION OF TRUST
3.1	There is hereby constituted a trust for the benefit of Participants, to be known as “The Sappi Limited Performance Share Incentive Trust”, on the terms and conditions of this document.
3.2	The Company shall irrevocably donate R100 (or the equivalent amount in another currency) to the Trustees on behalf of the Trust.
3.3	The Trust shall be formed in such jurisdiction as the Board may determine.
4	TRUSTEES
4.1
There shall at all times be a minimum of two and a maximum of three Trustees in office; provided that if for any reason whatever one or more Trustees ceases and/or fails to act as such, the other Trustee/s in office shall, until the Board has made a further appointment/s in terms of 4.4, be entitled to continue to administer the Trust and to act to protect and preserve the Trust’s assets.

4.2	Mr David Charles Brink and Professor Meyer Feldberg are appointed to be, and by their signatures hereto accept appointment as, the initial Trustees of the Trust.
4.3	The Board shall be entitled at any time to appoint any person qualified for appointment as a Trustee as a further Trustee in addition to the initial Trustees referred to in 4.2.

4.4	Subject to the provisions of the Trust Act and 4.5, if any Trustee ceases to hold office for any reason the Board shall appoint a person, willing to act as such, as Trustee in his place.
4.5
No person shall be entitled to participate under this Plan for as long as he holds office as a Trustee of the Trust. Furthermore, no executive director of the Company may at any time hold office as a Trustee of the Trust.

4.6	A Trustee shall cease to hold office as such if he -
4.6.1	is removed by resolution of the Board; or
4.6.2	resigns on giving the Company and his co-Trustees not less than one calendar month’s prior written notice to that effect; or
4.6.3	becomes disqualified from holding an appointment as a director of any company.
4.7	The Trustees shall elect one of their number to act as Chairman for the purpose of meetings of Trustees and for all other purposes that a Chairman may be required in terms of this Deed or otherwise.
4.8
    All decisions (ie resolutions) of the Trustees shall be taken unanimously with each Trustee exercising one vote; provided that, if at any meeting of Trustees there are three Trustees present, decisions (ie resolutions) shall be taken by a simple majority vote with each Trustee being entitled to one vote.

4.9	Subject to the proviso in 4.1, a quorum for any meeting of Trustees shall be two Trustees.
4.10
    Subject to the Trustees giving effect to the terms and conditions of this Deed, in administering the Trust and its affairs, the Trustees shall adopt such procedures and take such administrative steps as they from time to time deem necessary and advisable. They shall meet together for the dispatch of the business of the Trust, adjourn and otherwise regulate their meetings as they, in their discretion, deem fit. Any Trustee shall be entitled to summon a meeting of the Trustees by giving written notice to that effect to the other Trustee/s.

4.11	Meetings of the Trustees may be held by tele-conferencing, telephonically or by any other medium as the Trustees deem fit.
4.12	The Trustees shall procure that minutes of their meetings are taken and shall, if appropriate, certify same as correct.
4.13	A resolution which has been signed by all of the Trustees shall be valid and effective as if it had been adopted at a duly convened meeting of the

Trustees. Unless the contrary is stated therein, any such resolution shall be deemed to have been passed on the date on which it was signed by the Trustee who signed it last. Further, any such resolution may consist of one or more documents each signed by one or more Trustees.

5	POWERS OF TRUSTEES

The Trustees shall have plenary powers to enable them to carry out and give effect to the intent, purposes and provisions of the Plan, including all the powers set out in Schedule 2 of the Act and such powers as may be expressly conferred on them by the Board. Without derogating from the generality of the aforegoing, the Trustees shall have the power, inter alia, to -

5.1	borrow moneys and/or to raise funding strictly for the purpose of giving effect to the Plan;
5.2	make Conditional Awards;
5.3
open and operate banking accounts, savings accounts or other accounts appropriate to the business of the Trust, to draw and issue cheques and to receive cheques, promissory notes and/or bills of exchange, and to endorse any of the same for collection by any bank or other deposit-taking institution at which an account has been opened;

5.4	invest any surplus moneys of the Trust (if any) in Shares or other securities of the Company or in such other manner as the Board may from time to time approve;
5.5
employ and act on the advice of and pay out of the funds of the Trust the reasonable fees and disbursements of auditors, attorneys, counsel and other professional consultants in connection with the affairs of the Trust;

5.6	exercise such further rights, powers and authorities as may from time to time be conferred upon them by resolution of the Board;
5.7
delegate the day to day administration of the Trust to an officer or employee of any company in the Group, which officer or employee shall perform all of his duties in accordance with the instructions of the Trustees and subject to the provisions of this Deed;

5.8	subject to 12, purchase and sell Shares and/or to dispose of the Trust’s assets;
5.9
subject to the provisions of the Act, enter into any one or more transactions to hedge against or otherwise protect the assets of the Trust and/or the Trust itself from incurring any losses of whatever nature;

5.10	transact with Group Members and recover amounts from them as contemplated in 11.
6	SECURITY

No Trustee shall be required to furnish any security of any nature to the Master of the High Court or to any other official or officer, nor shall any security be required for the due performance of any duty under the Trust Act or under any other statutory provision of the RSA or elsewhere.

7	REMUNERATION OF TRUSTEES
7.1
The remuneration, if any, payable to the Trustees in their capacities as such shall be determined from time to time by the Board. The Trustees shall, in addition, be entitled to reimbursement from the Trust for all expenses properly incurred by them in and about the execution of their duties as Trustees. Such remuneration and reimbursement of expenditure shall be borne and paid by the Company if the Trust is unable to pay these amounts from its own resources.

7.2
No Trustee or firm or company of which such Trustee is a member or director shall be disqualified from acting as adviser, agent, banker, broker or attorney to, or contracting with, the Trust, nor from recovering any reasonable remuneration in respect of any services performed as such on behalf of the trust by such Trustee or his firm or company.

8	DUTIES OF TRUSTEES
The duties of the Trustees in relation to the Trust shall be those prescribed by this Deed and shall include the duty to -
8.1	subscribe for or purchase Shares in accordance with the provisions of this Deed;
8.2	make Conditional Awards;
8.3	invest the funds of the Trust in such form as is permitted by this Deed;
8.4	administer the Plan in order to achieve and maintain the purpose set out in 2;
8.5
without derogating from their obligations in terms of 4.12, cause proper records and books of account to be kept of the affairs of the Trust and their administration thereof and to cause financial statements to be made up to accord with the financial year end of the Company or such other date as may be determined by the Board; and

8.6	carry out such other duties as may, consistent with their offices as Trustees and in terms of the provisions of this Deed, be delegated to them from time to time by resolution of the Board.
9	INDEMNITY AND LEGAL PROCEEDINGS
9.1	None of the Trustees or officers of the Trust shall be liable for, and the Company indemnifies each of them against, any loss sustained out of whatever cause arising if -
9.1.1	in the case of the Trustee, he has performed his duties and exercised his powers in compliance with section 9(1) of the Trust Act;
9.1.2	in the case of an officer of the Trust, he has performed his duties in a manner which is neither grossly negligent nor fraudulent.
9.2	Legal proceedings instituted by or against the Trust may be instituted or defended in its name.
10	ACQUISITION OF SHARES BY THE TRUSTEES
10.1	Subject to the Act and 12, the Trustees shall be entitled, for the purposes of the Plan, to purchase or subscribe for or be given options to purchase or subscribe for -
10.1.1	such numbers of Shares at such prices as may be agreed from time to time by the Trustees and the Board; and
10.1.2	such number of Shares at the relevant exercise or issue prices, as may be required pursuant to any adjustment in terms of 19.
10.2
The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorised but unissued share capital, such number of Shares as shall (together with any treasury shares held by Group Members which may be utilised for the purposes of this Plan) then be issuable in terms of this Plan.

11	FUNDING OF THE TRUST
11.1
The purchase or subscription price of Shares (if any) acquired by the Trust in terms of 10.1 or otherwise under this Plan, the costs incurred in the acquisition thereof, any administration or other expenses or administration fees properly incurred by or on behalf of the Trustees in the performance of their duties in terms of or in order to give effect to the Plan (including in terms of 22.2.3) and any duties payable upon the issue or transfer of Shares to Participants (all of such costs, expenses and fees hereinafter referred to as “Participation Costs”) may temporarily be funded, as the Board may from time to time direct, out of -
11.1.1
the Trust’s own resources, if any, including without limitation, money raised by any company or companies incorporated by the Trust for the purpose of raising funding through the issue of preference shares or other securities, whether convertible or otherwise, on such terms and conditions as the Trustees may decide; and/or

11.1.2	loans to be made to the Trust by Group Members in accordance with the provisions of section 38(2)(b) of the Act;
11.1.3	loans by third parties to the Trust to be procured, subject to 38(2)(b) of the Act, by the Company on such terms as the Company is able to arrange; and/or
11.1.4	any other resource which is available to the Trust from time to time.
11.2
The Trust shall recover from each Group Member which employs a Participant, and the Company shall procure that each Group Member which is the employer of a Participant pays to the Trust, such Participation Costs as may be attributable to the participation of that Participant plus an appropriate share of any other administration costs, expenses and fees incurred by the Trust.

12	MAXIMUM NUMBER OF SHARES WHICH MAY BE ACQUIRED BY PARTICIPANTS
12.1
Subject to 12.3 and 12.4, the prior authority of the shareholders of the Company in general meeting shall be required if the aggregate number of Shares which may be acquired by all Participants under this Plan and the Existing Plan is to exceed 19 000 000 Shares being 7,95% of the Company’s issued Share capital as at 10 December 2004.

12.2
Subject to 12.3 and 12.4, the aggregate number of Shares that may be acquired by any one Participant in terms of this Plan and the Existing Plan shall not exceed 1 000 000 Shares being 0,41% of the Company’s issued Share capital as at 10 December 2004.

12.3
The number of Shares referred to in 12.1 and 12.2 shall be increased or reduced in direct proportion to any increase or reduction of the Shares in the Company’s issued share capital on any conversion, redemption, consolidation, sub-division and/or any rights or capitalisation issue of Shares.

12.4
Subject to 19, in the determination of the number of Shares which may be acquired by Participants in terms of this 12, the Board shall be entitled to direct the Trustees to refrain from taking into account Shares which have been released to a Participant in terms of this Plan and/or the Existing Plan.

PART 3 - THE PERFORMANCE SHARE PLAN
13	CONDITIONAL CONTRACTS
13.1	The Board may, from time to time, determine -
13.1.1	that the Trustees should, on behalf of the Company, award Conditional Contracts to be given Shares (for no cash consideration) to Eligible Employees;
13.1.2	the particular Eligible Employees to whom such Conditional Contracts should be awarded;
13.1.3	the maximum number of Shares to be awarded provisionally to each such Eligible Employee; and
13.1.4	the Performance Criteria applicable to each Conditional Contract.
13.2
As soon as practicable after a determination is made by the Board in terms of 13.1 or at such time as is specified by the Board, a written notice (“Conditional Award Notice”) shall be delivered to each Eligible Employee to whom the Board has determined that Shares are to be awarded pursuant to a Conditional Contract. The Conditional Awarded Notice shall -

13.2.1	be in writing in the form from time to time prescribed by the Board and shall specify such matters in relation to the Plan as the Board may determine;
13.2.2	specify the maximum number of Shares to which such Eligible Employee will become entitled if the Performance Criteria under the Conditional Contract are satisfied or exceeded;
13.2.3	specify the Allocation Date in respect thereof;
13.2.4
contain and stipulate Performance Criteria subject to which the award of the Conditional Contract is made and the manner in which the number of Shares referred to in 13.2.2 shall be adjusted downwards if the Performance Criteria are not satisfied (whether in whole or in part);

13.2.5	specify such other terms and conditions as the Board may determine.

13.3
Acceptance by an Eligible Applicant of a Conditional Contract shall be communicated to the Trustees, in writing, by not later than 30 days after the date of delivery of the relevant Conditional Award Notice to such Eligible Applicant and shall nominate a beneficiary for the purposes of receiving his Performance Shares (if any) in terms of 17.1.1. A Conditional Contract which is not accepted by an Eligible Applicant as aforesaid shall automatically lapse and be of no force or effect, subject to re-instatement or extension by the Board.

14	PERFORMANCE SHARES
14.1
Subject to 14.4, on the fourth anniversary of the Allocation Date, the Company shall in terms of such Conditional Contract allot and issue and/or procure the transfer to Participants of such number of Shares as is equal to the number of Provisional Shares specified in the Conditional Award Notice relating to the relevant Conditional Contract. A Participant shall not be required to pay any cash consideration in order to receive Shares as aforesaid.

14.2	Shares to be allotted and issued and/or transferred to Participants pursuant to the provisions of 14.1 (read with 14.4) shall be “Performance Shares”.
14.3
Except to the extent a Conditional Award Notice provides that this 14.3 shall be inapplicable to the Conditional Contract specified therein, then notwithstanding anything to the contrary contained herein, the Board may by resolution, cause the four year period referred to in 14.1 to be anticipated or, with the consent of a Participant adversely affected thereby, postponed to such extent as the Board may determine. In the event of such acceleration or postponement the number which is D in the formula in 17.1.1 and the reference to the fourth anniversary of the Allocation Date shall be deemed to be varied appropriately.

14.4
If the Board, in its sole and absolute discretion, determines that the Performance Criteria embodied in a Conditional Contract have not been satisfied or exceeded, the number of Shares to be allotted and issued and/or transferred to a Participant under and in terms of such Conditional Contract shall be adjusted downwards in the manner set out in the Conditional Award Notice pertaining to such Conditional Contract; that is, the allotment and issue and/or transfer of Provisional Shares (or any portion thereof) specified in the Conditional Award Notice is conditional upon the Performance Criteria being satisfied or exceeded.

14.5
Notwithstanding any other provision of this Deed, the Board shall, in its sole and absolute discretion, be entitled to amend the Performance Criteria embodied a Conditional Contract (including to take account of any change in circumstances which render such Performance Criteria inappropriate);

provided that no such amendment shall disadvantage and/or prejudice any Participant.
15	RESTRICTION

For the sake of clarity and the avoidance of any doubt, it is recorded that until such time as an Eligible Employee becomes entitled to have Shares allotted and issued and/or transferred to him (ie he has received Performance Shares), an Eligible Employee shall not have any ownership interest in, or receive any dividends and/or exercise any voting rights attached to, the Provisional Shares awarded to him.

16	SHARE CERTIFICATES PURSUANT TO A CONDITIONAL CONTRACT
16.1
Subject to 24, the Company shall issue share certificates for the Shares allotted and issued and/or transferred to a Participant as a result of the acquisition by such Participant of Shares in terms of 14 by not later than 60 days after such acquisition.

16.2	Shares allotted and issued and/or transferred to Participants in terms of 14 will rank pari passu with the then issued Shares.
PART 4 - GENERAL
17	TERMINATION OF EMPLOYMENT
17.1
Subject to 1.2.5, if the employment by any Group Member of any Participant who is a party to a Conditional Contract (and is therefore conditionally entitled to Provisional Shares) terminates as a result of -

17.1.1
(a) disability or ill health (as certified by an appropriate medical practitioner nominated by the Trustees); or (b) the transfer/sale of the undertaking or part undertaking in which such Participant is employed to a person which is not a Group Member other than pursuant to a Change of Control; or (c) his Lawful Dismissal for Operational Reasons; or (d) the Group Member by which he is employed ceasing to be a Group Member; or (e) death; or (f) his retirement on or after normal retirement in terms of the Group’s retirement/pension fund; or (g) any other reason approved by the Board, then such Participant (or in the case of his death, the beneficiary nominated by him in terms of 13.3) shall be entitled, on the fourth anniversary of the Allocation Date (and not before then irrespective of the Date of Termination of Employment), to receive such number of Performance Shares as calculated in accordance with the following formula -

A = B x C / D

where -
A = the number of Performance Shares to be allotted and issued or transferred (as the case may be) to the Participant as stipulated in 17.2;

B = a number equal to the number of Provisional Shares specified in the Conditional Award Notice relating to such Participant;

C = a number equal to the number of days that have passed from the Allocation Date until the Date of Termination of Employment of the Participant for any reason specified in 17.1.1; and

D = 1 460;
17.1.2
any reason other than a reason contemplated in 17.1.1 and which is not approved by the Board in terms of 17.1.1(g) (including his voluntary resignation or his early retirement or his lawful dismissal (eg his lawful dismissal for dishonest, fraudulent or grossly negligent conduct)), then his Conditional Contract shall automatically lapse and cease to be of any further force or effect and he shall forfeit all of his rights to Provisional Shares/Performance Shares.

17.2
Notwithstanding the Date of Termination of Employment, if a Participant ceases to be employed by any Group Member by reason of any of the circumstances contemplated in 17.1.1, the number of Performance Shares to be allotted and issued or transferred (as the case may be) to such Participant shall be the number determined mutatis mutandis in accordance with the provisions of 14 (including 14.4 and 14.5) on the assumption that such Participant is still in the employ of a Group Member on the fourth anniversary of the Allocation Date.

17.3
The Board shall be entitled, and shall have the widest possible powers (and shall be entitled to require the Trustees) to treat any Participant more favourably than is set out in the provisions of this 17 on the termination of his employment regardless of the reason for such termination of employment.

18	LISTING, TAX, LEGAL REQUIREMENTS AND CASH ALTERNATIVE
18.1
The Company shall procure the listing of any Shares allotted and issued and/or transferred to a Participant in terms of this Plan on the JSE (or other appropriate exchange) within a reasonable time (not exceeding 30 days) after the acquisition thereof.

18.2
Notwithstanding 18.1, if a Group Member or the Trustees are obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold or deduct any (a) tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Conditional Award, the conclusion of a Conditional Contract and/or by virtue of any Provisional Shares becoming Performance Shares and/or otherwise in connection with this Plan and/or (b) any amount in respect of any social security or similar contributions which would be recoverable from a Participant in respect of the making of any Conditional Award, the conclusion of a Conditional Contract and/or by virtue of any Provisional Shares becoming Performance Shares and/or otherwise in connection with this Plan (the obligations referred to in (a) and (b) hereinafter referred to as a “Tax/Social Liability”), then the Company and/or the Trustees shall be relieved from the obligation to allot and issue and/or transfer Shares in accordance with 18.1 until that Participant has either -

18.2.1	made payment to the relevant Group Member or the Trustees of an amount equal to the Tax/Social Liability; or
18.2.2
entered into an arrangement which is acceptable to that Group Member or the Trustees to secure that such payment is made (whether by authorising the sale of some or all of the Shares acquired by him and the payment to the relevant person of the relevant amounts out of the proceeds of the sale or otherwise).

18.3
Notwithstanding anything to the contrary contained in this Plan but subject to 18.2, on any Provisional Shares becoming Performance Shares, the obligations of the Company and/or the Trust may be discharged by the Group Member by which the Participant is employed paying, in cash, an amount equal to the Fair Market Value of the Performance Shares as opposed to allotting and issuing and/or procuring the transfer of Shares to a Participant. If the Board determines that the obligations of the Company and/or Trust are to discharged in cash, it shall not be necessary to allot and issue and/or transfer Shares to a Participant and the Group Member by which the Participant is employed shall instead be entitled to pay to such Participant, in cash, an amount equal to the Fair Market Value of such Shares on the date on which the Participant became entitled to receive such Shares.

18.4
Notwithstanding any other provision of this Plan, no Shares will be issued and/or transferred to any Participant pursuant to this Plan if the Board determines, in its sole discretion, that such issuance and/or transfer will or may violate any Applicable Laws or the listings requirements of any securities exchange on which the Shares are listed. The Company may condition the issuance and/or transfer of any Shares upon the delivery by the Participant to the Company of any certificates, representations, legal opinions and agreements that the Board, in its sole discretion, may deem necessary for such issuance and/or transfer to comply with any Applicable Laws or listings requirements.

19	ADJUSTMENTS
19.1	Notwithstanding anything to the contrary contained herein but subject to 19.2, if the Company restructures its capital in that it -
19.1.1	undertakes a rights offer; or
19.1.2	is placed in liquidation for purposes of reorganisation; or
19.1.3	is party to a scheme of arrangement affecting the structuring of its share capital; or
19.1.4	reduces its share capital (including by a share repurchase),

such adjustments shall be made to the rights of Participants as may be determined to be fair and reasonable to the Participants concerned by an independent firm of auditors of international repute or a merchant bank of international repute appointed by the Board; provided that any adjustments pursuant to this 19.1 should give a Participant the entitlement to the same proportion of the equity capital as he was previously entitled. No adjustments shall be required in terms of this 19.1 in the event of an issue by the Company of any other securities as convertible into shares as consideration for an acquisition.

19.2	If -
19.2.1	the Company undergoes a Change of Control after an Allocation Date other than a Change of Control initiated by the Board itself; or
19.2.2
the person/s (or those persons acting in concert) who has/have Control of the company as at an Allocation Date take/s any decision, pass/es any resolution and/or take/s any action the effect of which is to delist the Company from the JSE and the Company becomes aware of such decision, resolution and/or action, the Company shall notify every Participant in writing in which event each Participant shall, within a period of one month (or such longer period as the Board may permit) of such notification, take delivery of all of his Performance Shares (ie all of his Provisional Shares shall be deemed to become Performance Shares as if the Performance Criteria in respect thereof had been satisfied in full).

19.3	Notwithstanding any other provision of this Deed, if any Participant (on the one hand) and the Trustees (on the other), with the approval of the Board, so agree in writing -
19.3.1	any transaction under which that Participant acquired Shares under this Plan may be cancelled; or
19.3.2	the Trust may purchase from that Participant any Shares acquired by him under this Plan at a price not exceeding the selling or acquisition price of those Shares to him,

provided that the Participant shall not receive or become entitled to receive, in consequence of such cancellation or acquisition, any compensation or consideration other than the repayment of any portion of the purchase or acquisition price actually paid by him.

20	SALE AND ASSIGNMENT

Save as otherwise expressly provided in this Deed, without the prior written consent of the Trustees, no Participant shall be entitled to cede or delegate any of his rights or obligations in terms of this Plan to any third party and/or to encumber any of his rights in terms of this Plan. Without derogating from the generality of the aforegoing, no Participant may, without the prior written consent of the Trustees, sell, alienate or otherwise dispose of Provisional Shares and/or Conditional Contracts to any third party.

21	AMENDMENT OF THE PLAN
21.1
It shall be competent for the Board and the Trustees, with the approval of the JSE, to amend any of the provisions of this Plan; provided that no such amendment affecting any of the matters set out below shall be competent unless it is sanctioned by the Company in general meeting -

21.1.1	the eligibility of Participants under this Plan;
21.1.2	the calculation of the total number of Shares which may be acquired for the purpose of or pursuant to this Plan;
21.1.3	the maximum number of Shares which may be acquired by any Participant in terms of this Plan; and

21.1.4	the provisions of this 21.
21.2
Without derogating from 21.1 and provided that no amendment affecting any of the matters referred to in 21.1.1 to 21.1.4 (inclusive) are affected in which event the sanction of the Company in general meeting will be required, it shall be competent for the Board and the Trustees to -

21.2.1	establish further plans based on the Plan; or
21.2.2	to implement this Plan,

with such modifications as may be necessary or desirable to take account of the securities laws, exchange control laws and tax laws of foreign jurisdictions in which Participants are employed by Group Members. For the purposes of this 21.2 the term “foreign jurisdictions” shall mean jurisdictions other than the RSA.

22	ADMINISTRATION
22.1
Subject to the provisions of this Plan and to the approval of the Board, the Trustees shall be entitled to make and establish such rules and regulations, and to amend the same from time to time, as they may deem necessary or expedient for the proper implementation and administration of this Plan.

22.2	The Company shall -
22.2.1	bear all costs of and incidental to the implementation and administration of this Plan and shall, as and when necessary, provide all requisite funds and facilities for that purpose;
22.2.2	provide all secretarial, accounting, administrative, legal and financial advice and services, office accommodation, stationery and so forth for the purposes of this Plan;
22.2.3
be entitled to recover from the Trust all the abovementioned costs and, in addition, shall be entitled to be paid a fee to be determined by the Board, after consultation with the Trustees, for performing the duties and providing the services set out in 22.2.2.

23	ANNUAL ACCOUNTS

The Board shall ensure that a summary appears in the annual financial statements of the Company of the number of Provisional Shares awarded, any changes in such numbers during the financial year under review, the number of Shares held by the Trust which may be acquired by Eligible Employees and the number of Shares under the control of the Board for allotment and issue in terms of this Plan.

24	STRATE

Notwithstanding any provision in this Deed, if share certificates of the Company are dematerialised, the Trustees shall not be obliged to deliver the Participant share certificates in respect of the Shares acquired by him in terms of this Deed but shall instead be obliged to procure such electronic transactions and/or entries and to deliver to the Participant such documents (if any) as may be required to reflect his rights in and to such Shares pursuant to the provisions of the Act, the Custody and Administration of Securities Act 85 of 1992, the Rules of the Central Securities Depository (being Share Transactions Totally Electronic Limited) and the requirements of the JSE.

25	DISPUTES
25.1
Save as otherwise expressly provided in this Deed (including 25.13), should any dispute of whatever nature arise in regard to the interpretation or effect, or the validity, enforceability or rectification (whether in whole or in part) of, or the respective rights or obligations of the parties under, or a breach or termination or cancellation of, this Deed, then the dispute shall, unless the parties thereto otherwise agree in writing, be referred for determination to an expert (“Expert”) in accordance with the remaining provisions of this 25.

25.2	The Expert shall -
25.2.1	if the matter in issue is primarily an accounting matter, be an independent practising chartered accountant of not less than fifteen years standing;
25.2.2	if the matter in issue is primarily a legal matter, be a practising senior counsel of not less than five years’ standing as such and practising at the Johannesburg bar;
25.2.3	if the matter in issue is any other matter, be an independent accountant or be a senior counsel as envisaged in 25.2.1 or 25.2.2 or be any other independent person,

agreed upon by the parties to the dispute or, failing agreement within fourteen days after the dispute arises, appointed by the President for the time being of the South African Institute of Chartered Accountants or his successor-in-title at the request of any party to the dispute.

25.3	The Expert selected as aforesaid shall in all respects act as an expert and not as an arbitrator.
25.4
The Expert shall be vested with entire discretion as to the procedure to be followed in arriving at his decision. It shall not be necessary for the Expert to observe or carry out either the strict rules of evidence or any other legal formalities or procedures, but the Expert shall be bound to follow principles of law in deciding matters submitted to him.
25.5	The Expert shall have the power, inter alia, to -
25.5.1
investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and, for that purpose, shall have the widest powers of investigating all the books, records, documents and other things in the possession of any party to the dispute or the Company, the right to take copies and/or make extracts therefrom and the right to have them produced and/or delivered at any place reasonably required by him for the aforesaid purposes;

25.5.2	interview and question under oath any of the parties to the dispute or other parties, including the right to cross examine such parties;
25.5.3	summon witnesses;
25.5.4	record evidence;
25.5.5	make an interim award;
25.5.6
make an award regarding legal fees/costs and the Expert’s remuneration. If he fails or declines to do so, then each of the parties to the dispute shall bear and pay its own costs. Until such time as the Expert’s decision is given, the parties to the dispute shall bear and pay such costs in equal Shares;

25.5.7	call for the assistance of any other person who he may deem necessary to assist him in arriving at his decision;
25.5.8	exercise any additional powers which may be exercised by an arbitrator in terms of the Arbitration Act as amended.
25.6
Any hearing by the Expert shall be held in Johannesburg unless the Expert determines that it is more convenient or equitable that the hearing or any part thereof (including, but without limitation, the taking of evidence) be held elsewhere, in which event the hearing (or the relevant part thereof) shall be held in the place so determined by the Expert.

25.7	The parties shall use their best endeavours to procure that the decision of the Expert shall be given within thirty days or so soon thereafter as is possible after it has been demanded.
25.8
The decision of the Expert shall be final and binding on all parties affected thereby, shall be carried into effect and may be made an order of any competent court at the instance of any party to the dispute.

25.9
This clause constitutes an irrevocable consent by the Company, the Trustees and all Participants and Eligible Employees to any proceedings in terms thereof and no such party shall be entitled to withdraw therefrom or to claim at any such proceedings that it is not bound by this clause.

25.10
This clause shall not preclude any party from obtaining relief by way of motion proceedings on an urgent basis or from instituting any interdict, injunction or any similar proceedings in any court in the RSA (and not in any other jurisdiction) pending the decision of the Expert.

25.11	Subject to 25.5.8, the provisions of the Arbitration Act as amended shall not apply in respect of this clause or any other provision of this Deed.
25.12	This clause is severable from the rest of this Deed and shall remain in effect even if this Deed is terminated for any reason.
25.13
Notwithstanding anything to the contrary contained herein, any dispute as to whether or not a Participant has met the Performance Criteria specified in a Conditional Contract determined by the Board in their sole and absolute discretion shall not be referred to an expert in terms of this 25 and the decision of the Board shall be final and binding.

26	PROFITS AND LOSSES AND TERMINATION OF THE PLAN
26.1
The Company shall, to the extent not recovered by the Trust from Group Members in terms of 11.2, bear any losses sustained by the Trust which are not recovered from Group Members in terms of 11. Furthermore, the Company shall be entitled to receive and be paid any profits made, by the Trust in respect of the purchase, acquisition, sale or disposal of Shares.

26.2
The Plan shall terminate if there are no longer any Conditional Contracts in force and the Board and the Trustees so resolve. Upon such termination, the assets (if any) of the Trust shall be realised and any surplus remaining after the discharge of the Trust’s liabilities shall be paid over to the Company. Any deficit arising from the winding up of the Trust shall be borne by the Company, to the extent not recovered by the Trust from Group Members in terms of 11.2.

27	DOMICILIUM AND NOTICES
27.1	The parties choose domicilium citandi et executandi for the purposes of this Plan is as follows -
27.1.1	the Company and : The physical address and telefax

the Trustees number of the Registered Office of the Company from time to time;

27.1.2
each Participant            :          The physical address, telefax number and electronic mail
                        address from time to time reflected as being his address,
                     telefax number and/or electronic address in the Group’s
                            payroll system from time to time.

Notwithstanding that the parties may have chosen telefacsimile numbers and/or electronic mail addresses for their respective domicilia citandi et executandi, each of the parties acknowledges that to the extent that its domicilium citandi et executandi is to be used for the purpose of the payment of any sum or the serving of any process such payment or service shall be made at its physical address.

27.2
Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or its facsimile number and/or (in the case of a Participant) his electronic mail address; provided in the case of a Participant such variation is also made to his details on the Group’s payroll system.

27.3	Any notice given and any payment made by any party to the other which -
27.3.1
is delivered by hand during the normal business hours of the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

27.3.2
is posted by prepaid registered post to the addressee at the addressee’s domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the tenth day after the date of posting.

27.4
Any notice given by any party to any other party which is transmitted by electronic mail and/or facsimile to the addressee at the addressee’s electronic address and/or facsimile address (as the case may be) for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof.

27.5
For the sake of clarity and the avoidance of any doubt it is recorded that a Participant shall not be entitled to give any notice or serve any process on the Company and/or the Trustees by electronic mail.

28	AMERICAN DEPOSITORY SHARES

28.1
Notwithstanding any other provision in this Deed but subject to all Applicable Laws, Eligible Employees may if the Board deems it to be appropriate be granted the opportunity to participate in the Plan by way of ADSs (as opposed to Shares), in which event Eligible Employees may be awarded Conditional Contracts to be given ADSs (as opposed to Shares).

28.2	If an Eligible Employee is granted an opportunity to participate in this Plan as set out in 28.1, all references in this Deed to “Shares” shall be deemed to apply mutatis mutandis to ADSs.
29	COMPLIANCE
29.1
The Company shall comply with (and procure compliance by all Group Members with) all Applicable Laws. This Plan shall at all times be operated and administered subject to all Applicable Laws. Without derogating from the generality of the aforegoing, the Company shall -

29.1.1	adhere to and comply with the provisions of section 93 of the Act; and
29.1.2	appoint the Secretary as Compliance Officer of the Plan in terms of section 144A of the Act and comply with the provisions of section 144A of the Act.
29.2	The Company, by its signature hereto, undertakes to procure compliance by every other Group Member with this Deed.

Signed at Johannesburg on 31 March 2005
for	Sappi Limited
/s/ Jonathan Leslie
who warrants that he is duly authorised hereto

We, the undersigned, David Charles Brink and Meyer Feldberg do hereby accept our appointment as trustees of The Sappi Limited Performance Share Incentive Plan.

Signed at Johannesburg on 31 March 2005
/s/ David Charles Brink
David Charles Brink

Signed at New York City on 12 April 2005
/s/ Meyer Feldberg
Meyer Feldberg

This Deed was duly adopted at the annual general meeting of Sappi Limited held at Johannesburg on 7 March 2005.

Signed at Johannesburg on
/s/ Eugene van As
Chairman of the meeting Date:

Exhibit 5

[Letterhead of Werksmans Inc.]

YOUR REFERENCE:

OUR REFERENCE: a Aaron/lb//008472lb.doc

21 December 2005

Dear Sirs

OPINION AND CONSENT OF WERKSMANS INC., SOUTH AFRICAN COUNSEL TO SAPPI LIMITED

This opinion is given in connection with the preparation and filing of a registration statement of Sappi Limited (the “Company”), a company incorporated and registered in the Republic of South Africa (the “RSA”), on Form S-8 under the United States Securities Act of 1933, as amended, dated December 21, 2005 (the “Registration Statement”) relating to the registration of the offering of 5,000,000 ordinary shares of the Company, (the “Ordinary Shares”). The Ordinary Shares are issuable under and in accordance with the terms of The Sappi Limited Performance Share Incentive Plan (the “Plan”).

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents or other instruments as we have considered necessary and appropriate for the purposes of this opinion, including the Registration Statement.

In such examination, we have assumed the genuineness of all signatures and the legal capacity of natural persons reflected as parties or signatories.

Based on the foregoing (including an analysis of the Registration Statement), and subject to the qualifications stated herein, we are of the opinion that the Ordinary Shares, when sold or issued in accordance with the provisions of the Plan, the South African Companies Act of 1973, the Listings Requirements of JSE Limited and the articles of association of the Company, in each case as amended from time to time, will be legally issued, fully paid and nonassessable and the holder/s thereof will not be subject to personal liability for obligations of the Company by reason only of being such holders.

We are admitted to practice in the RSA and we express no opinion as to any matters governed by any law other than the law of the RSA. In particular, we do not purport to render an opinion on any matter governed by the law of any state of the United States of America or any federal law of the United States of America.

We hereby consent to be named in the Registration Statement as the attorneys who have passed opinion on the matters referred to herein. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any and all amendments thereto.

Yours faithfully,

/s/

WERKSMANS INC.

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of AC 501: “Accounting for Secondary Tax on Companies (STC)” and which draws attention to the differences between accounting principles generally accepted in South Africa and accounting principles generally accepted in the United States of America, described in Note 42 which has been restated) relating to the financial statements and financial statement schedules of Sappi Limited, appearing in the Annual Report on Form 20-F of Sappi Limited for the year ended September 2005.

/s/

DELOITTE & TOUCHE
December 21, 2005